EX-35.6
(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


Sequoia Residential Funding, Inc.
One Belvedere Place, Suite 330
Mill Valley, California 94941


RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator (in such capacity, "Wells Fargo"), hereby certifies as follows as of and for the year ending December 31, 2012 (the "reporting period"):

(a) A review of Wells Fargo's activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.


October 30, 2013

/s/ Julie Eichler
JULIE EICHLER
Vice President


Wells Fargo Bank, N.A.

(logo) Together we'll go far


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


To: Sequoia Residential Funding, Inc.

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of January 1, 2012, by and among SEQUOIA RESIDENTIAL FUNDING, INC., as Depositor and WELLS FARGO BANK, N.A. as Master Servicer and Securities Administrator and U.S. BANK NATIONAL ASSOCIATION as Trustee relating to the Sequoia Mortgage Trust 2012-1 Mortgage Pass-Through Certificates, Series 2012-1

Wells Fargo Bank, N.A.


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC R1204-010
9062 Old Annapolis Road
Columbia, MD 21045

Tel: 410 884 2000
Fax: 410 715 2380


To: Sequoia Residential Funding, Inc.

Schedule B

Material Non-Compliance with Servicing Obligations

Not applicable

Wells Fargo Bank, N.A.